UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 27, 2009

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant's Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 27, 2009, Desert Capital REIT, Inc. (the “Company”) received a written Notice of Event of Default and Acceleration from Taberna Capital Management, LLC, as agent for Taberna Preferred Funding IV, Ltd. and Taberna Preferred Funding VIII, Ltd. (collectively, the "Trust Preferred Securities Holders") that because the tangible net worth of the Company was less than $100,000,000.00, a default had occurred under the Company’s junior subordinated indenture which had continued for more than 30 days and had caused an Event of Default to occur under the junior subordinated indenture.  The notice further stated that as a result of the occurrence of such Event of Default, the principal amount of all obligations of the Company under the junior subordinated indenture, together with any and all other amounts payable thereunder had been accelerated and declared to be immediately due and payable by the Trust Preferred Securities Holders.  The notice further stated that the Trust Preferred Security Holders, may at their option, pursue all available rights and remedies.  Prior to the acceleration of the obligations, no default in the payment of principal or interest had occurred under the junior subordinated indenture.

The Company currently has approximately $31 million in principal amount of unsecured junior subordinated notes (collectively, the "Notes") outstanding to Desert Capital TRS Statutory Trust I (the "Trust") which secure trust preferred securities that were issued by the Trust to the Trust Preferred Securities Holders. The Notes accrue interest at a variable rate equal to LIBOR plus 4.00% per annum.  In addition, the Company is obligated to reimburse the trustees for all reasonable expenses, disbursements and advances in connection with the exercise of rights under the junior subordinated indenture.

On April 3, 2009, the Company received a written notice of the tangible net worth default from the Trust Preferred Securities Holders, which was not capable of being cured.  The Company has been in negotiations with the Trust Preferred Securities Holders and will continue its efforts to negotiate a restructuring of obligations to the Trust Preferred Securities Holders, although there can be no assurance that such efforts will be successful. To the extent the Company is unable to restructure its obligations to the Trust Preferred Security Holders or other remedies under the Notes and related junior subordinated indenture are exercised and enforced, it would have a material adverse effect on the Company's financial condition and property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2009

                                                                                                                                             DESERT CAPITAL REIT, INC.
                                                                                                                                             By:  /s/  Todd B. Parriott
                                                                                                                                             Todd B. Parriott
                                                                                                                                             Chief Executive Officer